UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

WESTERN DUBUQUE BIODIESEL, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52617	20-3857933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82 Farley, Iowa	52046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 744-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 5, 2009, Western Dubuque Biodiesel, LLC (WDB) received from Renewable Energy Group, Inc. and its subsidiary, REG Services, LLC (collectively “REG”), a notice of termination of the Management and Operational Services Agreement (MOSA) entered into between WDB and REG on August 29, 2006. The MOSA provides that it will continue in effect for an initial term of three (3) years following the first month of biodiesel production at WDB’s plant and will continue thereafter until one party gives twelve (12) months advance written notice of termination. The June 5th letter from REG states that it shall constitute such twelve (12) month advance termination notice required by Section 6 of the MOSA. Because WDB commenced biodiesel production at its plant in August 2007, WDB expects that the MOSA will terminate on August 1, 2010.

WDB entered into the MOSA with REG for the purpose of management and operational services for its biodiesel plant. The terms of the MOSA obligate REG to manage the overall operations of WCB’s biodiesel plant and place a general manager and operations manager at the plant; procure the necessary feedstock and chemical inputs necessary to produce biodiesel at the plant; market and sell all of the biodiesel, glycerin and fatty acids produced at the plant; and perform human resources, accounting, information technology, payroll and other administrative services for WDB in exchange for a fixed fee per gallon of biodiesel produced at WDB’s plant plus a bonus based on WDB’s annual net income. WDB’s current general manager and operations manager are employed by REG and placed at WDB’s plant pursuant to the MOSA. The sales and marketing services performed by REG under the MOSA include identification of potential customers and establishment of sales opportunities; analysis and audit of biodiesel customers, including credit analysis; certain transportation services such as: arranging for transportation, logistics, and scheduling of biodiesel shipments; where advantageous, arranging for leased tankers for rail shipments; analyzing and auditing bulk transportation providers; overseeing reconciliation of shipments, invoicing and payments on a weekly basis; and providing invoicing and accounts receivable management for biodiesel shipments.

REG has provided the notice of termination due to changes in the biodiesel market since the MOSA was originally signed. REG has proposed that the parties cooperate to negotiate a new contract on terms mutually beneficial to WDB and REG; however, it is possible that a new agreement will not be entered into between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC

Date  June 8, 2009

/s/ Bruce Klostermann
Bruce Klostermann, Vice Chairman and Director
(Principal Executive Officer)